                                                              EXHIBIT 23



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended September 30, 1996, of Southern
California Edison Company into the previously filed Registration
Statements which follow:

     Registration Form      File No.             Effective Date
     -----------------      --------             --------------
         Form S-3           33-53288            November 6, 1992
         Form S-3           33-50251            September 21, 1993
         Form S-3           33-59001            May 15, 1995
         Form S-3          333-00497            February 2, 1996




                                     ARTHUR ANDERSEN LLP
                                     ARTHUR ANDERSEN LLP



Los Angeles, California
November 6, 1996